COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS
401 NORTH STREET, ROOM 206
P.O.BOX 8722
HARRISBURG,PA 17105-8722
WWW.CORPORATIONS.PA.GOV

Lilly Roth
131 W State St
Doylestown PA 18901

Brightways Corporation

THE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS IS HAPPY TO SEND YOUR FILED DOCUMENT. THE BUREAU IS HERE TO SERVE YOU AND WE WOULD LIKE TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE BUREAU,PLEASE VISIT OUR WEBSITE AT www.dos.pa.gov/BusinessCharities OR YOU MAY CONTACT US BY TELEPHONE AT (717)787-1057. INFORMATION REGARDING BUSINESS AND UCC FILINGS CAN BE FOUND ON OUR SEARCHABLE DATABASE AT www.corporations.pa.gov/Search/CorpSearch .

ENTITY NUMBER : 4275569

Entity# : 4275569
Date Filed : 12/01/2017
Robert Torres
Acting Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Statement of Correction
(15 Pa.C.S. § 138)

Name		
Lilly Roth		
Address		
131 W State St		
City	**State**	**Zip Code**
Doylestown	**PA**	**18901**

Document will be returned to the name and address you enter to the left.

Fee: $70.00

In compliance with the requirements of 15 Pa.C.S. § 138 (relating to statement of correction) the undersigned association or other person, desiring to correct an inaccurate record of corporate or other action or correct defective or erroneous execution of a document, hereby states that:

1. The name of the association or other person is:

Brightways Corporation

2. The (a) address of this association's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
127 Flowers Ave	Langhorne	PA	19047	Bucks

(b) Name of Commercial Registered Office Provider **County**

c/o:

3. The statute by or under which it was incorporated or the preceding filing was made, in the case of a filing that does not constitute a part of the articles of incorporation of a corporation is:

Business Corporation Law of 1988

4. The inaccuracy or defect, which appears in Department of State form __Articles of Amendment-Domestic Corporation - 1915-5915__ filed on __06/07/2017__ and recorded in Roll and Film Number ___ The inaccuracy or defect to be corrected is

Incorrect Stock statement in Section 7 with this correction to be effective as of 06/07/2017

5. ***Check one of the following:***

_X_ The portion of the document requiring correction in corrected form is set forth in Exhibit A attached hereto and made a part hereof.

____ The original document to which this statement relates shall be deemed re-executed.

____ The original document to which this statement relates shall be deemed stricken from the records of the Department.

IN TESTIMONY WHEREOF, the undersigned association or other person has caused this statement to be signed by a duly authorized officer thereof or otherwise in its name this

1st day of December , 2017 .

Stephen DiFerdinando
Name

Stephen DiFerdinando
Signature

Chief Executive Officer
Title

EXHIBIT A

STATEMENT OF CORRECTION

OF

BRIGHTWAYS CORPORATION

Section 7 of the Articles of Amendment filed on June 7, 2017 with the Pennsylvania Department of State shall be corrected to read as follows:

7. The aggregate number of authorized common shares shall be increased to 18,000,000 (Eighteen Million) shares of Common Stock without par value. Of the presently authorized 3,000,000 (Three Million) shares, 2,411,769 (Two Million Four Hundred Eleven Thousand Seven Hundred Sixty Nine) shares are issued and outstanding and 588,231 (Five Hundred Eighty Eight Thousand Two Hundred Thirty One) shares are unissued. All 2,411,769 presently issued and outstanding shares are hereby changed to 14,470,614 shares (a ratio of 1:6) and the 588,231 shares of unissued stock shall be changed to 3,529,386 shares (a ratio of 1:6).